SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 13, 1999

                              Heilig-Meyers Company
            (Exact name of registrant as specified in its charter)


         Virginia                    01-8484                 54-0558861
(State or other jurisdiction      (Commission              (IRS Employer
   of incorporation)              file number)            Identification No.)




   12560 West Creek Parkway, Richmond, Virginia                  23238
      (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (804)784-7300


                                      N/A
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
----------------------------------------------

     Heilig-Meyers Company, a Virginia corporation (the "Company"), entered into a Stock Purchase Agreement dated June 15, 1999, as amended by the First Amendment thereto dated July 13, 1999, attached hereto as Exhibit 2.1 (as amended, the "Stock Agreement"), with Rhodes Holdings, Inc., a Delaware corporation ("Rhodes Holdings"), and Rhodes Holdings II, Inc., a Delaware corporation ("Rhodes Holdings II") and a wholly-owned subsidiary of Rhodes Holdings, pursuant to which the Company agreed to sell its interest in Rhodes, Inc., a Georgia corporation ("Rhodes"). Rhodes Holdings is controlled by an investment group which includes certain institutional investors and managers of Rhodes.

     The transaction was closed on July 13, 1999, with an effective date of July 1, 1999. Under the terms of the Stock Agreement, the Company received
$60.0 million in cash, a $40.0 million 10% pay-in-kind subordinated note due 2004 (9.5% interest rate per annum for periods where interest is paid in cash) and an option to acquire a 10% equity interest in Rhodes Holdings. The Company also has the option to acquire an additional 10% equity interest if certain financial goals are achieved by Rhodes Holdings. Pursuant to the Stock Agreement, the Company retained rights to an insurance claim settlement and a federal net operating loss carry forward which in aggregate will result in approximately a $15.0 million cash benefit to the Company. The Company has agreed to provide or guarantee a $20.0 million standby credit facility to Rhodes Holdings II or Rhodes after the closing, which may only be drawn on in certain circumstances after utilization of availability under Rhodes' primary credit facility. In addition, under the terms of the Stock Agreement, Rhodes will assume approximately $10 million in capital lease obligations. In addition, the Company previously guaranteed certain leases and other obligations of Rhodes, which may not be released in connection with this transaction. Rhodes has agreed to indemnify the Company in the event that payments are made under these guarantees.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements included above are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as may or will or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Company's reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company's obligation to make payments under guarantees of Rhodes leases or other obligations or the standby credit facility as a result of lower than expected Rhodes operating results or defaults by Rhodes.

Item 7.  Financial Statements and Exhibits
------------------------------------------

     (b)  Pro Forma Financial Information

          Pro Forma Condensed Consolidated Statements of Earnings for the Year Ended February 28, 1999

          Pro Forma Condensed Consolidated Statements of Earnings for the Three Months Ended May 31, 1999

          Pro Forma Condensed Consolidated Balance Sheet as of May 31, 1999

          Notes to Pro Forma Condensed Consolidated Financial Statements

     (c)  Exhibits

          The following exhibit is filed as a part of this report:

          2.1 Stock Purchase Agreement dated June 15, 1999, as amended by the First Amendment thereto dated July 13, 1999, by and among Heilig-Meyers Company, a Virginia corporation, Rhodes Holdings, Inc., a Delaware corporation, and Rhodes Holdings II, Inc., a Delaware corporation. Pursuant to Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to this agreement to the Commission upon request.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          HEILIG-MEYERS COMPANY


Date: July 28, 1999                       By: /s/ Roy B. Goodman
                                             -----------------------------
                                             Roy B. Goodman
                                             Executive Vice President,
                                             Chief Financial Officer

                                  Exhibit Index

Exhibit
No.               Description
-------           -----------

2.1 Stock Purchase Agreement dated June 15, 1999, as amended by the First Amendment thereto dated July 13, 1999, by and among Heilig-Meyers Company, a Virginia corporation, Rhodes Holdings, Inc., a Delaware corporation, and Rhodes Holdings II, Inc., a Delaware corporation. Pursuant to Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to this agreement to the Commission upon request.

                        Pro Forma Financial Information

     The following unaudited pro forma condensed consolidated statements of earnings for the year ended February 28, 1999 and the three months ended May 31, 1999 give effect to dispositions of businesses by Heilig-Meyers Company (Heilig-Meyers) that have occurred or are probable. The pro forma information is based on the historical financial statements of Heilig-Meyers giving effect to the disposition under the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The following unaudited pro forma condensed consolidated balance sheet gives effect to dispositions of businesses by Heilig-Meyers which were completed after the balance sheet date or are probable, as if such dispositions had been completed as of May 31, 1999.

     On July 13, 1999, with an effective date of July 1, 1999, Heilig-Meyers completed the sale of its wholly-owned subsidiary, Rhodes, Inc. Heilig-Meyers received $60.0 million in cash, a $40 million 10% pay-in-kind subordinated note due 2004 (9.5% interest rate per annum for periods where interest is payed in cash) note and an option to acquire a 10% equity interest in Rhodes Holdings, the acquiring entity. Heilig-Meyers also received an option to acquire an additional 10% equity interest in Rhodes Holdings if certain financial goals are achieved by Rhodes Holdings. Heilig-Meyers has agreed to provide or guarantee a $20.0 million standby credit facility after the closing, which may only be drawn on in certain circumstances after utilization of availability under the Rhodes' primary credit facility. During its first fiscal quarter ended May 31, 1999, Heilig-Meyers recorded a $113.7 million write-down, before benefit for income taxes, of its investment in Rhodes, Inc.

     On May 28, 1999, Heilig-Meyers entered into a definitive agreement to sell 93% of its interest in its Mattress Discounters division. This transaction, which is subject to certain closing conditions, is expected to close in Heilig-Meyers' second fiscal quarter ending August 31, 1999. Proceeds are expected to consist of cash proceeds, net of transaction costs, of approximately $204.1 million, a $6.0 million note receivable, less the assumption of approximately $4.0 million of liabilities by Heilig-Meyers. Heilig-Meyers expects this transaction to result in a gain, net of income taxes, of approximately $62.8 million.

     The net cash proceeds generated by these transactions will be used to reduce a portion of long term debt due within one year and notes payable.

     The unaudited pro forma condensed consolidated financial statements have been prepared by the management of Heilig-Meyers based upon historical and other financial information. The pro forma statements do not purport to be indicative of the results of operations or financial position which would have occurred had the dispositions been made at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

                              Heilig-Meyers Company
            Pro Forma Condensed Consolidated Statements of Earnings
                      For the Year Ended February 28, 1999
                 (Amounts in Thousands, except per share data)



                                                                   Pro Forma Adjustments
                                                           ------------------------------------
                                                                         Mattress
                                        Heilig-Meyers        Rhodes     Discounters                Pro Forma
                                         Historical        Operations    Operations      Other      Combined
-----------------------------------------------------------------------------------------------------------------
Revenues:
     Sales                              $ 2,431,152        $(457,501)   $(238,271)                $ 1,735,380
     Other income                           295,206          (22,119)        (377)                    272,710
-----------------------------------------------------------------------------------------------------------------
       Total Revenues                     2,726,358         (479,620)    (238,648)         -        2,008,090
-----------------------------------------------------------------------------------------------------------------

Costs and expenses:
     Costs of sales                       1,637,901         (331,975)    (149,101)                  1,156,825
     Selling, general & administrative      907,913         (176,924)     (66,576)                    664,413
     Interest                                75,676                -            -    (18,443)(D)       57,233
     Provision for doubtful accounts        107,916                -            -                     107,916
-----------------------------------------------------------------------------------------------------------------
       Total costs and expenses           2,729,406         (508,899)    (215,677)   (18,443)       1,986,387
-----------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes          (3,048)          29,279      (22,971)    18,443           21,703
Provision (benefit) for income taxes         (1,081)          10,687       (8,384)     6,732            7,954
-----------------------------------------------------------------------------------------------------------------

Net earnings (loss)                         $(1,967)         $18,592     $(14,587)   $11,711       $   13,749
=================================================================================================================
Net earnings (loss) per share:
     Basic                                  $ (0.03)         $  0.31       $(0.25)    $ 0.20       $     0.23
     Diluted                                $ (0.03)         $  0.31       $(0.25)    $ 0.19       $     0.23
=================================================================================================================
     Weighted average shares:
         Basic                               59,331           59,331       59,331     59,331           59,331
         Diluted                             59,331           59,331       59,331     60,103 (F)       60,103 (F)



See notes to pro forma condensed consolidated financial statements.

                              Heilig-Meyers Company
             Pro Forma Condensed Consolidated Statements of Earnings
                     For the Three Months Ended May 31, 1999
                 (Amounts in Thousands, except per share data)



                                                                   Pro Forma Adjustments
                                                            ----------------------------------
                                                                         Mattress
                                            Heilig-Meyers    Rhodes      Discounters                Pro Forma
                                             Historical    Operations    Operations      Other      Combined
-----------------------------------------------------------------------------------------------------------------

Revenues:
     Sales                                  $ 618,492      $(114,846)    $ (60,988)                 $ 442,658
     Other income                              70,711         (7,257)          (89)                    63,365
-----------------------------------------------------------------------------------------------------------------
       Total Revenues                         689,203       (122,103)      (61,077)         -         506,023
-----------------------------------------------------------------------------------------------------------------

Costs and expenses:
     Costs of sales                           400,229        (79,358)      (37,548)                   283,323
     Selling, general & administrative        231,320        (43,577)      (16,818)                   170,925
     Interest                                  19,733              -             -     (4,985)(D)      14,748
     Provision for doubtful accounts           23,872              -             -                     23,872
-----------------------------------------------------------------------------------------------------------------
        Total costs and expenses              675,154       (122,935)      (54,366)    (4,985)        492,868
-----------------------------------------------------------------------------------------------------------------

     Write-down of assets held for sale      (113,690)                                113,690 (E)           -


Earnings (loss) before income taxes           (99,641)           832        (6,711)   118,675          13,155
Provision (benefit) for income taxes          (29,101)           304        (2,450)    35,957           4,710
-----------------------------------------------------------------------------------------------------------------

Net earnings (loss)                        $  (70,540)     $     528    $   (4,261)  $ 82,718       $   8,445
=================================================================================================================
Net earnings (loss) per share:
     Basic                                 $    (1.18)     $    0.01    $    (0.07)  $   1.38       $    0.14
     Diluted                               $    (1.18)     $    0.01    $    (0.07)  $   1.36       $    0.14
=================================================================================================================
     Weighted average shares:
         Basic                                 59,861         59,861        59,861     59,861          59,861
         Diluted                               59,861         59,861        59,861     60,630 (F)      60,630 (F)



See notes to pro forma condensed consolidated financial statements.

                              Heilig-Meyers Company
                 Pro Forma Condensed Consolidated Balance Sheet
                               As of May 31, 1999
                             (Amounts in Thousands)


                                                                                       Mattress
                                                                    Rhodes            Discounters        Other
                                               Heilig-Meyers       Pro Forma           Pro Forma       Pro Forma    Pro Forma
                                                 Historical         Adjustments        Adjustments    Adjustments    Combined
------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
     Cash                                        $   20,649                                                          $ 20,649
     Accounts receivable, net                       252,205                                                           252,205
     Retained interest in securitized receiva1       92,184                                                           192,184
     Inventories                                    396,845                                                           396,845
     Other                                           98,773                                                            98,773
     Net assets held for sale                       159,857        (88,877) (A)        (70,980) (B)                         -

-------------------------------------------------------------------------------------------------------------------------------
       Total current assets                       1,120,513        (88,877)            (70,980)            -          960,656
-------------------------------------------------------------------------------------------------------------------------------
Property, plant & equipment, net                    320,712                                                           320,712
Other assets                                        104,995         40,038  (A)          6,000  (B)                   156,002

                                                                                         4,969  (C)
Excess cost over net assets acquired, net           196,126                                                           196,126
                                                                                                                            -
-------------------------------------------------------------------------------------------------------------------------------
                                                 $1,742,346      $ (48,839)          $ (60,011)          $ -       $1,633,496
===============================================================================================================================

Liabilities And Stockholders' Equity
Current liabilities:
     Notes payable                               $  201,358                          $(164,062) (D)                $   37,296
     Long-term debt due within one year             131,193        (54,900) (A)(D)     (40,100) (D)                    36,193
     Accounts payable                               147,368                                                           147,368
     Accrued expenses and other                     154,875          6,061  (A)          4,000  (B)   (3,165) (D)     239,121
                                                                                        77,350  (B)
                                                                                                                        -
-------------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                    634,794        (48,839)           (122,812)       (3,165)         459,978
-------------------------------------------------------------------------------------------------------------------------------
Long-term debt/capital leases                       536,766                                                           536,766
Deferred income taxes                                40,129                                                            40,129
Stockholders' equity:
     Common stock, at par                           119,722                                                           119,722
     Capital in excess of par value                 242,380                                                           242,380
     Unrealized gain on investments                   5,478                                                             5,478
     Retained earnings                              163,077                             62,801 (B)     3,165 (D)      229,043
-------------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity                   530,657             -               62,801         3,165          596,623
-------------------------------------------------------------------------------------------------------------------------------
                                                 $1,742,346      $ (48,839)          $ (60,011)      $     -       $1,633,496
===============================================================================================================================

    See notes to pro forma condensed consolidated financial statements.

                              Heilig-Meyers Company
         Notes to Pro Forma Condensed Consolidated Financial Statements
                             (Amounts in Thousands)


(A) To reflect the allocation of proceeds generated by the disposition of Rhodes, Inc.

             Cash                                                                         $ 60,000
             Transaction costs                                                              (5,100)
                                                                                          ----------
             Net cash proceeds                                                              54,900
             Note receivable                                                                40,000
             Warrants to acquire a 10% equity interest in Rhodes Holdings, at fair value        38
             Liabilities assumed by Heilig-Meyers                                           (6,061)
                                                                                          ----------
                       Total proceeds                                                       88,877
             Less:  investment in Rhodes                                                    88,877
                                                                                          ----------
             Gain (loss) on disposition                                                   $      -
                                                                                          ==========


(B) To reflect the allocation of estimated proceeds to be generated by the planned disposition of Mattress Discounters.


             Cash                                                                        $ 213,575
             Transaction costs                                                              (9,413)
                                                                                          -----------
             Net cash proceeds                                                             204,162
             Note receivable                                                                 6,000
             Liabilities assumed by Heilig-Meyers                                           (4,000)
                                                                                          -----------
                       Total proceeds                                                      206,162
             Less:  investment in Mattress Discounters                                      66,011
                                                                                          -----------
             Gain on disposition                                                           140,151
             Income tax expense                                                             77,350
                                                                                          -----------
             Net gain on disposition                                                     $  62,801
                                                                                          ===========


(C) Represents the 7% interest in Mattress Discounters retained by the Company.
      This amount is carried at the Company's historical cost.

(D) To reflect the pro forma impact of reduction of debt outstanding from application of net proceeds generated by the dispositions.

                                                                    3 months ended      12 months ended
                                                                     May 31, 1999      February 28, 1999
                                                                    --------------     -----------------

             Net proceeds applied to notes payable                    $ 164,062            $ 164,062
             Weighted average annual interest rate                         8.10%                7.64%
                                                                     -------------      -----------------
                                                                      $  13,289            $  12,534
                                                                     -------------      -----------------

             Net proceeds applied to long-term debt                   $  95,000            $  95,000
             Weighted average annual interest rate                         7.00%                6.22%
                                                                     -------------      -----------------
                                                                      $   6,650            $   5,909
                                                                     -------------      -----------------

                                                                     -------------      -----------------
             Annual pro forma reduction in interest expense           $  19,939            $  18,443
                                                                     =============      =================

                                                                     -------------
             Quarterly pro forma reduction in interest expense        $   4,985



           The first $95.0 million of net cash proceeds will be applied to long-term debt due within one year and the remaining
           $164.1 million will be applied to notes payable.


(E) To eliminate the write-down of investment in Rhodes to give effect to the disposition of Rhodes as if it had been completed prior to the beginning of the period.

(F) Diluted weighted average shares have been adjusted for pro forma purposes to include common stock equivalents that were excluded for purposes of the historical statements since the result would have been antidilutive to the loss from operations.
